CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the quarterly report of CoJax Oil and Gas Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), the undersigned principal financial officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 31, 2022
/s/ WM. BARRETT WELLMAN
Wm. Barrett Wellman
Chief Financial Officer
(Principal Financial Officer)